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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earlier event reported): May 25, 2000



                                 LIL MARC, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)





   NEVADA                        0-24431                 84-1417774
-----------------------     ----------------------    ------------------
(State of Incorporation     (Commission File No.)    (IRS Identification Number)
or other Jurisdiction)



                 149 EAST 900 SOUTH, SALT LAKE CITY, UTAH 84111
                 ----------------------------------------------
                    (Address of Principal Executive Officers)


                                 (801) 322-0253
                     ---------------------------------------
                          Registrant's telephone number
                               including area code



                     ---------------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)



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Item 1. CHANGE IN CONTROL OF REGISTRANT.

      On May 25, 2000, pursuant to a Stock Purchase Agreement dated as of May 19, 2000, by and among Lil Marc, Inc. (the "Company"), George I. Norman III, Laurie J. Norman, Alewine Limited Liability Company ("Alewine"), and Linda Bryson (Mr. Norman, Ms. Norman, Alewine and Ms. Bryson shall sometimes be collectively referred to as the "Sellers"), and ComVest Capital Partners LLC (the "Buyer"), (i) the Sellers sold to the Buyer an aggregate of 1,194,166 shares of common stock ("Common Stock"), of the Company (the "1,194,166 Shares"), owned by the Sellers, and (ii) the Company sold to the Buyer for an aggregate purchase price of $250,000 (a) 1,000,000 shares of Common Stock, and (b) an 18 month warrant to purchase 3,000,000 shares of Common Stock (collectively, the "Sale Transaction"). Simultaneously with the closing of the Sale Transaction (the "Closing"), the then directors and officers of the Company resigned and were replaced by designees of the Buyer. Subsequent to the Closing, it is contemplated that the Company will sell to Alewine all of the issued and outstanding capital stock of capital stock of LILM, Inc., the Company's wholly-owned subsidiary for 100,000 shares of Common Stock which 100,000 shares will become treasury stock.

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LIL MARC, INC.

                                          By:   JOSEPH WYNNE
                                             ------------------------------
                                                Name: Joseph Wynne
                                                Title: President

Dated: As of May 25, 2000





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